Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND 18 U.S.C. SECTION 1350

I, Kenneth A. Myszkowski, Chief Financial Officer of Arrowhead Pharmaceuticals, Inc. (the “Company”), certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that (i) the Annual Report on Form 10-K of the Company for the year ended September 30, 2020, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

Date: November 23, 2020

/s/ Kenneth A. Myszkowski
Kenneth A. Myszkowski
Chief Financial Officer

A signed original of these written statements required by 18 U.S.C. Section 1350 has been provided to Arrowhead Pharmaceuticals, Inc. and will be retained by Arrowhead Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.